Exhibit 10.8

Execution Copy

WELLS FARGO BANK, NATIONAL ASSOCIATION
Master Servicer

and

BERKADIA COMMERCIAL MORTGAGE LLC,
Primary Servicer

PRIMARY SERVICING AGREEMENT

Dated as of April 1, 2016

Citigroup Commercial Mortgage Securities Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2016-GC37

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Section 6.16	Complete Agreement	28
Section 6.17	Further Agreement	28
Section 6.18	Amendments	29
Section 6.19	Non-Solicitation	29

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This is a Primary Servicing Agreement (the “Agreement”), dated as of April 1, 2016, by and between BERKADIA COMMERCIAL MORTGAGE LLC, a limited liability company having an office at 323 Norristown Road, Suite 300, Ambler, PA 19002, and its successors and assigns (the “Primary Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, having an office at MAC D1086, 550 South Tryon Street, 14th Floor, Charlotte, North Carolina 28202, and its successors and assigns (the “Master Servicer”).

W I T N E S S E T H:

WHEREAS, Citigroup Commercial Mortgage Securities Inc. (the “Depositor”), the Master Servicer, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “Special Servicer”), Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), Citibank, N.A., as certificate administrator (the “Certificate Administrator”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), have entered into that certain Pooling and Servicing Agreement dated as of April 1, 2016, as amended, modified and restated from time to time (the “Pooling and Servicing Agreement”), whereby the Master Servicer shall master service certain mortgage loans on behalf of the Trustee; and

WHEREAS, the Master Servicer desires to enter into a contract with the Primary Servicer whereby the Primary Servicer shall service the mortgage loan or mortgage loans, as applicable, listed on Exhibit A (the “Mortgage Loan Schedule”) attached hereto (hereinafter referred to as the “Mortgage Loans”) on behalf of the Master Servicer.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer and the Primary Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Defined Terms.

Unless otherwise specified in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. As used herein, the following terms have the meanings assigned to them in this Section 1.01:

“Available Distribution Amount” shall mean, with respect to any date, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Primary Servicer Collection Account as of such date, (ii) if and to the extent not included in the amount referred to in subclause (a)(i), the aggregate amount transferred from the REO Account (if established) to the Primary Servicer as of such date to the extent not previously remitted to the Master Servicer, (iii) the aggregate of all other amounts received with respect to the Mortgage Loans as of such date to the extent not previously remitted to the Master Servicer and (iv) the aggregate amount of Prepayment Interest Shortfalls deposited by the Primary Servicer in the Primary Servicer Collection Account as required by Section 3.13 of the Pooling and Servicing

Agreement as incorporated herein pursuant to Section 3.01(c)(19) of this Agreement, to the extent not previously remitted to the Master Servicer, net of (b) the portion of the amount described in subclause (a) of this definition that represents one or more of the following: (i) Escrow Payments (other than Escrow Payments that are to be used to reimburse the Master Servicer for Property Advances) or (ii) any amounts that the Primary Servicer is entitled to retain as compensation pursuant to Section 3.12 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(17) of this Agreement.

“Collection Report” shall mean the monthly report prepared by the Primary Servicer setting forth, with respect to the Mortgage Loans, the information described on Exhibit G attached hereto.

“Mortgage Loans” shall have the meaning specified in the recitals hereto.

“Mortgage Loan Schedule” shall have the meaning specified in the recitals hereto.

“Primary Servicer Collection Account” shall have the meaning specified in Section 3.01(c)(8) of this Agreement.

“Primary Servicer Remittance Date” shall mean the first Business Day after each Determination Date.

“Primary Servicing Fee” shall mean, with respect to each Mortgage Loan and related REO Mortgage Loan, the fee payable to the Primary Servicer pursuant to Section 3.01(c)(17) of this Agreement.

“Primary Servicing Fee Rate” shall mean, with respect to each Mortgage Loan, the rate that corresponds to each Mortgage Loan set forth on Exhibit A hereto under the heading “Primary Servicing Fee %.”

ARTICLE II

MASTER SERVICER’S ENGAGEMENT OF PRIMARY SERVICER
TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01     Contract for Servicing; Possession of Loan Documents.

The Master Servicer, by execution and delivery of this Agreement, does hereby contract with the Primary Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On and after the Closing Date, the Primary Servicer shall hold any portion of the Servicing File or the Mortgage File in the possession of the Primary Servicer in trust by the Primary Servicer, on behalf of the Master Servicer for the benefit of the Trustee. The Primary Servicer’s possession of any portion of the Servicing File or the Mortgage File shall be at the will of the Master Servicer and the Trustee for the sole purpose of facilitating the servicing or the supervision of servicing of the Mortgage Loans pursuant to this Agreement, and such retention and possession by the Primary Servicer shall be in a custodial capacity only. Any portion of the Servicing File or the Mortgage File retained by the Primary Servicer shall be identified to reflect clearly the ownership of the Mortgage Loans by the Trustee. The Primary Servicer shall release

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from its custody any Mortgage File retained by it only in accordance with this Agreement and, to the extent incorporated herein, the Pooling and Servicing Agreement. The Primary Servicer shall provide to the Master Servicer as soon as practicable after request therefor by the Master Servicer a copy of any documents held by it with respect to the Mortgage Loans. Upon request, without limiting any obligation in any other provision in this Agreement, during the term of this Agreement, the Primary Servicer will also provide to the Master Servicer copies of any lease, amendments and other documents related to the Mortgaged Properties securing any Mortgage Loan or related to any Mortgage Loan.

ARTICLE III

SERVICING OF THE MORTGAGE LOANS

Section 3.01     Primary Servicer to Service.

(a)           The Primary Servicer, as an independent contractor, shall service and administer the Mortgage Loans in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement.

(b)           The Primary Servicer shall perform, on behalf of the Master Servicer, all of the obligations of the Master Servicer (with respect to the Mortgage Loans subject to this Agreement) as set forth in those sections of the Pooling and Servicing Agreement incorporated herein pursuant to Section 3.01(c) of this Agreement (the “Incorporated Sections”), as modified by Section 3.01(c) of this Agreement, and the Master Servicer shall have the same rights with respect to the Primary Servicer that the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Underwriters, the Initial Purchasers, the Controlling Class Certificateholder, the Directing Holder, the Operating Advisor, the Asset Representations Reviewer, the Rating Agencies, the Rule 17g-5 Information Provider, the Certificateholders, the Controlling Class Representative and the Special Servicer (including, without limitation, the right of the Special Servicer to direct the Master Servicer during certain periods) have with respect to the Master Servicer under the Pooling and Servicing Agreement to the extent that the Primary Servicer is acting on behalf of the Master Servicer hereunder and except as otherwise set forth herein. Without limiting the foregoing, and subject to Section 3.22 of the Pooling and Servicing Agreement as modified herein, the Primary Servicer shall service and administer each Mortgage Loan as long as it is not a Specially Serviced Loan; provided, however, that the Primary Servicer shall continue to collect information and prepare all reports to the Trustee required from the Master Servicer under the Pooling and Servicing Agreement with respect to any Specially Serviced Loan and REO Property (and the related REO Mortgage Loan), and further to render such incidental services with respect to any Specially Serviced Loan and REO Property as are specifically provided for therein; provided, further, however, that the Primary Servicer shall continue to be entitled to its Primary Servicing Fee in accordance with and to the extent provided for in Section 3.01(c)(17) of this Agreement. All references herein to the respective duties of the Primary Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.22 of the Pooling and Servicing Agreement, as modified herein and to the Special Servicer’s rights to service a Specially Serviced Loan. Except as otherwise set forth below, for purposes of this Agreement, (i) references to the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Underwriters, the Initial Purchasers,

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the Controlling Class Certificateholder, the Directing Holder, the Operating Advisor, the Asset Representations Reviewer, the Rating Agencies, the Rule 17g-5 Information Provider, the Certificateholders, the Controlling Class Representative and the Special Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Master Servicer hereunder, (ii) references to the Master Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Primary Servicer hereunder and (iii) references to the Mortgage Loans in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Mortgage Loans as defined herein (such modification of the Incorporated Sections (and in the defined terms used therein) shall be referred to herein as the “References Modification”). The Primary Servicer shall have no duties or obligations with respect to any Serviced Loan Combination or Serviced Companion Loan.

(c)          The following Sections of the Pooling and Servicing Agreement, unless otherwise provided in this Section 3.01(c) of this Agreement, are hereby incorporated herein by reference as if fully set forth herein, and, for purposes of this Agreement, in addition to the References Modification, are hereby further modified as set forth below:

(1)           Section 2.03. The Primary Servicer shall promptly notify the Master Servicer upon its actual knowledge of any facts or circumstances that the Primary Servicer reasonably believes constitute a breach of any representations and warranties contained in the CGMRC Loan Purchase Agreement that could give rise to a cure or repurchase obligation thereunder. The Master Servicer shall promptly provide a copy of the CGMRC Loan Purchase Agreement to the Primary Servicer. The Primary Servicer shall notify the Master Servicer in writing within five (5) Business Days after the Primary Servicer discovers or receives notice alleging a Document Defect or a Breach or receives a Repurchase Communication of a Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection or receives a Certificateholder Repurchase Request or a PSA Party Repurchase Request. The Primary Servicer shall promptly provide to the Master Servicer a copy of any written Repurchase Request, Repurchase Request Withdrawal, Repurchase, Repurchase Request Rejection, Certificateholder Repurchase Request or PSA Party Repurchase Request received by the Primary Servicer and such other information in the possession of the Primary Servicer reasonably requested by the Master Servicer to fulfill its obligations under Section 2.03 of the Pooling and Servicing Agreement.

(2)           Section 2.05. Section 2.05(a)(i) of the Pooling and Servicing Agreement shall be deemed modified to read “The Primary Servicer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Primary Servicer is in compliance with the laws of each jurisdiction in which a Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.”

(3)           Sections 3.01(a) and (b) are incorporated herein, except where expressly provided otherwise in this Agreement. Without limiting the generality of the foregoing, the Primary Servicer shall take all necessary action to continue all UCC financing statements prior to the expiration of such UCC financing statements. The Master

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Servicer shall forward the Primary Servicer recorded UCC financing statements reflecting the Trust as the secured party. The Primary Servicer shall not modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan except as allowed by this Agreement.

(4)           Sections 3.01(c), (d) and (k). References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement. Each and every one of the terms and conditions of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement shall be enforceable against the Primary Servicer in accordance with the terms thereof. The Primary Servicer may not enter into any new Sub-Servicing Agreements in connection with the Mortgage Loans and shall directly service the Mortgage Loans in accordance with the terms and conditions of this Agreement. The Primary Servicer may delegate certain servicing duties hereunder (such as inspections or insurance monitoring) to contractors, vendors, other third parties or an Affiliate. This Agreement will be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or by any successor Master Servicer without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer pursuant to Section 7.02 of the Pooling and Servicing Agreement. The Primary Servicer shall not take any action that the Master Servicer would be prohibited from taking under the Pooling and Servicing Agreement and shall not make any material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the related Loan Documents, without the consent of the Master Servicer as permitted hereunder. Section 3.01(k) of the Pooling and Servicing Agreement is not incorporated herein. To the extent a Note register is required under any Loan Documents, the Primary Servicer shall promptly provide to the Master Servicer any updates regarding the applicable Notes in the form of Exhibit K attached hereto.

(5)           Section 3.03. The determination as to the application of amounts collected in respect of each Mortgage Loan, to the extent the application is not governed by the express provisions of the related Note or Mortgage, shall be made by the Master Servicer, and so directed to the Primary Servicer in writing. Without the express written consent of the Master Servicer, the Primary Servicer shall not waive any Penalty Charges in connection with any delinquent Monthly Payment with respect to any Mortgage Loan. The Primary Servicer shall use reasonable efforts to collect and shall forward to the Master Servicer all income statements, rent rolls and other reporting information (as required under the related Loan Documents) collected by the Primary Servicer from Mortgagors within the timeframe set forth in Section 3.01(c)(30) of this Agreement.

(6)           Section 3.04(a). Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify the information on each Mortgage Loan with respect to taxes, insurance premiums, assessments, ground rents and other similar items on a quarterly basis starting for the quarter ending in June of 2016 within twenty-five (25) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(30) of this Agreement. The third, fourth, fifth and sixth sentences of Section 3.04(a) of the Pooling and Servicing Agreement are not incorporated herein. The

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Primary Servicer shall not be obligated to make any Property Advances. With respect to non-escrowed payments, when the Primary Servicer becomes aware in accordance with the Servicing Standard that a Mortgagor has failed to make any such payment or, with respect to escrowed loans, collections from a Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Primary Servicer shall promptly notify the Master Servicer. The Master Servicer may direct the Primary Servicer in writing to (and upon such direction, the Primary Servicer shall) make a payment from amounts on deposit in the Primary Servicer Collection Account as contemplated by Section 3.04(a) of the Pooling and Servicing Agreement.

(7)           Section 3.04(b), (d) and (e). The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of any Escrow Account. Without the express written consent of the Master Servicer, the Primary Servicer shall not (a) waive or extend the date set forth in any agreement governing reserve funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed or (b) release any earn out reserve funds or return any related letters of credit delivered in lieu of earn out reserve funds. The Primary Servicer shall promptly notify the Master Servicer of any failure by a Mortgagor described in Section 3.04(e) of the Pooling and Servicing Agreement.

(8)           Section 3.05(a). The Primary Servicer shall establish a collection account (hereinafter the “Primary Servicer Collection Account”), meeting all of the requirements of the Collection Account, and references to the Collection Account shall be references to such Primary Servicer Collection Account. The creation of any Primary Servicer Collection Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Primary Servicer Collection Account. Notwithstanding the last two paragraphs of Section 3.05(a) of the Pooling and Servicing Agreement, the Primary Servicer shall deposit into the Primary Servicer Collection Account and include in its Available Distribution Amount, Ancillary Fees, Consent Fees, Assumption Fees, assumption application fees, defeasance fees, review fees and other amounts that constitute other Additional Servicing Compensation or other Additional Special Servicing Compensation collected by the Primary Servicer, to the extent the Primary Servicer is not entitled to such amounts pursuant to Section 3.01(c)(17) of this Agreement. For purposes of the last paragraph of Section 3.05(a) of the Pooling and Servicing Agreement, the Master Servicer shall direct the Special Servicer to make payment of amounts referenced therein directly to the Primary Servicer for deposit in the Primary Servicer Collection Account and, to the extent the Master Servicer receives any properly identified funds due on the Mortgage Loans directly from the Special Servicer prior to the Primary Servicer Remittance Date in any given month, the Master Servicer shall, within one (1) Business Day after receipt, remit such amounts to the Primary Servicer for deposit into the Primary Servicer Collection Account.

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(9)          Section 3.06 is not incorporated herein. The Primary Servicer may, from time to time, make withdrawals from the Primary Servicer Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)          to remit to the Master Servicer for deposit in the Collection Account the amounts required to be so deposited pursuant to Section 4.06(a)(i)-(v) of the Pooling and Servicing Agreement and Section 3.01(c)(31) of this Agreement;

(ii)         to the extent not otherwise required to be applied to Prepayment Interest Shortfalls, to pay to itself earned and unpaid Primary Servicing Fees in respect of the Mortgage Loans, Specially Serviced Loans and REO Mortgage Loans, the Primary Servicer’s right to payment of its Primary Servicing Fee pursuant to this clause (ii) with respect to the Mortgage Loans, Specially Serviced Loans or REO Mortgage Loans being limited to amounts received on or in respect of the Mortgage Loans (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds) or such REO Mortgage Loans (whether in the form of REO Proceeds, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds) that are allocable as a recovery of interest thereon;

(iii)        to pay to itself, as additional servicing compensation in accordance with Section 3.12(a) of the Pooling and Servicing Agreement, interest and investment income earned in respect of amounts held in the Primary Servicer Collection Account as provided in Section 3.01(c)(10) of this Agreement (but only to the extent of the net investment earnings with respect to the Primary Servicer Collection Account for the period from and including the prior Primary Servicer Remittance Date to and including such Primary Servicer Remittance Date);

(iv)        to clear and terminate the Primary Servicer Collection Account at the termination of this Agreement pursuant to Section 9.01 of the Pooling and Servicing Agreement, as modified herein; and

(v)         any amounts deposited in the Primary Servicer Collection Account in error.

The Primary Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis and on a property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from its Primary Servicer Collection Account. On each Primary Servicer Remittance Date, all income and gain realized from investment of funds to which the Primary Servicer is entitled shall be subject to withdrawal by such Primary Servicer. The last paragraph of Section 3.06(a) of the Pooling and Servicing Agreement is incorporated herein.

(10)        Section 3.07 is not incorporated herein. The Primary Servicer may invest funds in the Primary Servicer Collection Account and any Escrow Account maintained

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by the Primary Servicer on the same terms as the Master Servicer may invest funds in the Collection Account and any Escrow Account, and subject to the same restrictions and obligations regarding maturity dates, gains, losses, possession of Permitted Investments and Permitted Investments payable on demand. Without limiting the generality of the foregoing, (A) any investment of funds in the Primary Servicer Collection Account shall be made in the name of the Certificate Administrator, on behalf of the Trustee for the benefit of the Certificateholders or in the name of a nominee of the Certificate Administrator and (B) the Primary Servicer, on behalf of the Trustee, shall take the actions described in Section 3.07 of the Pooling and Servicing Agreement as applicable to the Master Servicer necessary to perfect the Trustee’s interest in Permitted Investments. The Primary Servicer shall have no responsibility or liability with respect to the investment direction of the Master Servicer, the Certificate Administrator, the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Primary Servicer shall not be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company is not the Primary Servicer or an Affiliate of the Primary Servicer and satisfied the qualifications set forth in the definition of Eligible Account both (1) at the time such investment was made and (2) as of the date that is thirty (30) days prior to the insolvency.

(11)         Section 3.08(a). References to the Collection Account shall be references to the Primary Servicer Collection Account. Within thirty (30) days after the Closing Date, the Primary Servicer shall forward to the Master Servicer, for the Mortgage Loans, a fully completed certificate of insurance in the form of Exhibit H attached hereto. The Primary Servicer shall promptly notify the Master Servicer of any Mortgaged Property that is not insured against terrorist or other similar acts. Upon receipt of notice from the Special Servicer of any determination by the Special Servicer that a default is an Acceptable Insurance Default, the Master Servicer shall notify the Primary Servicer of such determination.

(12)         Section 3.08(b). References to the Collection Account shall be references to the Primary Servicer Collection Account.

(13)         Section 3.08(c).

(14)         Section 3.09 is not incorporated herein. The Primary Servicer shall not process or be entitled to any fee with respect to any assumption, transfer, defeasance, or any other action contemplated under Section 3.09 of the Pooling and Servicing Agreement. The Primary Servicer shall promptly forward all requests under Section 3.09 of the Pooling and Servicing Agreement to the Master Servicer. The Master Servicer will deal or communicate directly with the Mortgagors in connection with any request under Section 3.09 of the Pooling and Servicing Agreement.

(15)         Reserved.

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(16)         Section 3.11. The references to the Collection Account shall be references to the Primary Servicer Collection Account. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Primary Servicer Collection Account.

(17)         Section 3.12(a). References to the Servicing Fee shall be deemed to be references to the Primary Servicing Fee and references to the Servicing Fee Rate shall be deemed to be references to the Primary Servicing Fee Rate. All references to the Collection Account shall be references to the Primary Servicer Collection Account. The Primary Servicer shall be entitled to retain, and shall not be required to deposit in the Primary Servicer Collection Account, additional servicing compensation in the form of the following amounts to the extent collected from the Mortgagor: (i) 50% of that portion of Excess Modification Fees to which the Master Servicer is entitled under Section 3.12(a) of the Pooling and Servicing Agreement collected by the Primary Servicer in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(26) of this Agreement, and (ii) 50% of that portion of waiver fees, earnout fees, Consent Fees and other processing fees to which the Master Servicer is entitled under Section 3.12(a) of the Pooling and Servicing Agreement collected by the Primary Servicer in connection with matters performed by the Primary Servicer pursuant to Section 3.01(c)(26) of this Agreement. The Primary Servicer shall be entitled to (a) interest or other income earned on deposits relating to the Trust Fund in the Primary Servicer Collection Account in accordance with Section 3.01(c)(10) of this Agreement, (b) interest or other income earned on deposits in any Escrow Account maintained by the Primary Servicer which are not required by applicable law or the Loan Documents to be paid to the Mortgagor, (c) 50% of any charges for processing Mortgagor requests (other than requests for actions otherwise addressed in this Section 3.01(c)(17)), (d) 100% of Ancillary Fees, in each case only to the extent actually paid by the Mortgagor, and (e) 50% of that portion of Excess Penalty Charges relating to late fees to which the Master Servicer is entitled under Section 3.12(a) of the Pooling and Servicing Agreement with respect to the Mortgage Loans (other than any portion of Excess Penalty Charges relating to late fees accrued during the period such Mortgage Loan is a Specially Serviced Loan) if the Primary Servicer participates in the realization upon such delinquent loan. The Primary Servicer shall not be entitled to any Prepayment Interest Excess, defeasance fees, Assumption Fees, assumption application fees, Default Interest or any other additional servicing compensation not specifically addressed in this Section 3.01(c)(17).

(18)         Section 3.12(d) and (e).

(19)         Section 3.13. The Primary Servicer shall deposit all Prepayment Interest Shortfalls in the Primary Servicer Collection Account on each Primary Servicer Remittance Date. References to the Servicing Fee shall be references to the Primary Servicing Fee.

(20)         Section 3.15. For the avoidance of doubt, access provided by the Primary Servicer pursuant to Section 3.15 of the Pooling and Servicing Agreement shall only be provided to the Master Servicer.

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(21)         Section 3.18(a) and (b). The Primary Servicer shall promptly (but, in the case of inspections, in no event later than five (5) Business Days after completion and receipt of such inspection report) forward to the Master Servicer a copy of all such reports prepared by the Primary Servicer. If any inspection report identifies a “life safety” or other material deferred maintenance item existing with respect to any Mortgaged Property, the Primary Servicer shall promptly send to the related Mortgagor a letter identifying such deferred maintenance item and instructing the related Mortgagor to correct such deferred maintenance item. With respect to the Mortgage Loans serviced hereunder, the Primary Servicer shall inform each ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer in addition to the Primary Servicer.

(22)         Section 3.19.

(23)         Section 3.20 is not incorporated herein. The Primary Servicer shall have no obligation to make any Property Advances, provided, that the Primary Servicer shall provide the Master Servicer not less than five (5) Business Days’ notice before the date on which the Master Servicer is required to make any Property Advance with respect to any Mortgage Loan (which notice shall include any and all information in its possession reasonably requested by the Master Servicer that will enable the Master Servicer to determine whether such Property Advance would constitute a Nonrecoverable Property Advance).

(24)         Section 3.22(a). The Primary Servicer shall promptly notify the Master Servicer of any event or circumstance that the Primary Servicer deems to constitute a Servicing Transfer Event with respect to any Mortgage Loan. The determination as to whether a Servicing Transfer Event has occurred shall be made by the Master Servicer. The Master Servicer shall promptly notify the Primary Servicer of any determination by the Master Servicer that a Servicing Transfer Event with respect to any Mortgage Loan has occurred. Upon receipt by the Master Servicer of notice from the Special Servicer that a Specially Serviced Loan has become a Corrected Loan, the Master Servicer shall promptly give the Primary Servicer notice thereof and the obligation of the Primary Servicer to service and administer such Mortgage Loan shall resume.

(25)         Section 3.22(c).

(26)         Section 3.24. Notwithstanding anything herein to the contrary, the Primary Servicer shall not take any action with respect to any material servicing decisions, modification, extension, waiver, consent, Master Servicer Decision, or any other action contemplated by Section 3.24 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. With respect to any such proposed action, the Primary Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.24 of the Pooling and Servicing Agreement. The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer and/or the Rating Agencies and, as necessary, the Operating Advisor and the Directing Holder, in connection with obtaining any necessary approval or consent

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from such parties. If the Master Servicer consents to such transaction, the Primary Servicer shall process, document and close such transaction. When forwarding a request for the approval of any lease or renewal or extension thereof, the Primary Servicer shall forward to the Master Servicer the information concerning such lease required by, and in the form of, Exhibit I attached hereto. The Primary Servicer will not permit any Principal Prepayment with respect to any Mortgage Loan without the written consent of the Master Servicer. The Primary Servicer shall promptly forward all requests for Principal Prepayments to the Master Servicer, along with a payoff statement setting forth the amount of the necessary Principal Prepayment calculated by the Primary Servicer. The Master Servicer shall respond to the Primary Servicer promptly following its receipt of any such request for consent and payoff statement.

(27)         Section 3.25 is not incorporated herein. The Primary Servicer will not permit any replacement of a Manager for the related Mortgaged Property with respect to any Mortgage Loan without the express written consent of the Master Servicer.

(28)         Section 3.30 is not incorporated herein. Notwithstanding any provision herein to the contrary, the Primary Servicer shall not deliver any information to the Rating Agencies or make any request to a Rating Agency for a Rating Agency Confirmation; all such requests shall be made by, and as determined necessary by, the Master Servicer. The Primary Servicer shall not orally communicate with any Rating Agency regarding any of the Loan Documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related Mortgagors or any other matters in connection with the Certificates or pursuant to this Agreement or the Pooling and Servicing Agreement. The Primary Servicer agrees to comply (and to cause each and every subcontractor, vendor or agent for the Primary Servicer and each of its officers, directors and employees to comply) with the provisions relating to communications with the Rating Agencies set forth in this paragraph and shall not deliver to any Rating Agency any report, statement, request for Rating Agency Confirmation or other information restricted by the Pooling and Servicing Agreement.

All information described above in this Section 3.01(c)(28) will be provided by, and all such communications, responses and requests described in the immediately preceding paragraph will be made by, the Master Servicer in accordance with the procedures required by the Pooling and Servicing Agreement. To the extent that the Master Servicer is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under the Pooling and Servicing Agreement and such information or communication is regarding the Mortgage Loans or the sub-servicing by the Primary Servicer under this Agreement, the Primary Servicer shall provide the information to the Master Servicer necessary for the Master Servicer to fulfill such obligations.

Subject to any restrictions in the Pooling and Servicing Agreement, none of the foregoing restrictions in this Section 3.01(c)(28) prohibit or restrict oral or written communications, or providing information, between the Primary Servicer and any Rating Agency or NRSRO with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Primary Servicer, (ii) such Rating Agency’s or NRSRO’s

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approval of the Primary Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Primary Servicer’s servicing operations in general; provided, however, that the Primary Servicer shall not provide any information relating to the Certificates or the Mortgage Loans to a Rating Agency or a NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) borrower, property or deal specific identifiers are redacted; (y) the Master Servicer confirms to the Primary Servicer in writing that it has previously provided such information to the Rule 17g-5 Information Provider and does not provide such information to such Rating Agency until the earlier of (a) receipt of notification from the Rule 17g-5 Information Provider that such information has been posted to the Rule 17g-5 Information Provider’s Website and (b) after 12:00 p.m. on the first Business Day following the date it has provided such information to the Rule 17g-5 Information Provider; or (z) the Rating Agency has confirmed in writing to the Primary Servicer that it does not intend to use such information in undertaking credit surveillance for any Class of Certificates (and the Primary Servicer shall, upon written request, certify to the Depositor, with copy to the Master Servicer, that it received the confirmation described in this clause (z)).

(29)         Section 3.32.

(30)         Section 4.02(b) is not incorporated herein. The Primary Servicer shall deliver to the Master Servicer, no later than 1:00 p.m. New York City time on the Primary Servicer Remittance Date, by electronic transmission in the format mutually agreed upon by the Master Servicer and the Primary Servicer, the CREFC® Financial File, the CREFC® Property File and the CREFC® Comparative Financial Status Report, the CREFC® Loan Level Reserve/LOC Report, a CREFC® Loan Periodic Update File, the CREFC® Total Loan Report, a CREFC® Delinquent Loan Status Report and a CREFC® Servicer Watch List/Portfolio Review Guidelines, each providing the required information as of such Determination Date. To the extent any Mortgage Loan becomes a Specially Serviced Loan, the Primary Servicer shall send to the related Mortgagor a notice directing the Mortgagor to forward to the Special Servicer annual, quarterly and monthly operating statements, budgets and rent rolls of the related Mortgaged Property, and financial statements of the related Mortgagor. The preparation and maintenance by the Primary Servicer of all the reports specified in this Section 3.01(c)(30), including the calculations made therein, shall be done in accordance with CREFC® standards to the extent applicable thereto. The Primary Servicer shall deliver to the Master Servicer by electronic transmission in a format mutually agreed upon by the Master Servicer and the Primary Servicer, (a) on a monthly basis not later than 1:00 p.m. New York City time on each Primary Servicer Remittance Date, the Collection Report (the information therein to be stated as of the Determination Date) and (b) on a quarterly basis starting for the quarter ending June of 2016, within twenty-five (25) days of the end of such quarter, the information on the Mortgage Loans, including without limitation information regarding UCC financing statements, taxes, insurance premiums and ground rents on a quarterly basis, required by and in the form of Exhibit E attached hereto. In addition, on each day that the Primary Servicer forwards to the Master Servicer any funds pursuant to Section 3.01(c)(31) of this Agreement, the Primary Servicer shall deliver the Collection Report to the Master Servicer by electronic transmission in a format mutually agreed upon by the

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Master Servicer and the Primary Servicer. The Primary Servicer shall also prepare and deliver to the Master Servicer and Special Servicer, not later than 1:00 p.m. New York City time on each Primary Servicer Remittance Date a certification in the form of Exhibit J.

The Primary Servicer shall forward to the Master Servicer promptly upon completion, and in any event at least five (5) Business Days before the Master Servicer must deliver or make available such reports, statements and files under the Pooling and Servicing Agreement, a copy of all income statements, rent rolls and other reporting information collected by the Primary Servicer and electronically deliver in Microsoft Excel format the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet with respect to the Mortgage Loans as required by Section 4.02(b) of the Pooling and Servicing Agreement.

(31)         Section 4.06 is not incorporated herein. On the Primary Servicer Remittance Date immediately preceding each Distribution Date, the Primary Servicer shall remit to the Master Servicer by wire transfer the Available Distribution Amount for such date. Each month, on each Business Day between the Primary Servicer Remittance Date and the Distribution Date, the Primary Servicer shall forward to the Master Servicer by wire transfer the Available Distribution Amount for such date. Each month, on each Business Day that the Primary Servicer is not required to remit to the Master Servicer pursuant to the previous two sentences, the Primary Servicer shall forward to the Master Servicer by wire transfer all amounts collected by the Primary Servicer and not previously remitted to the Master Servicer which constitute delinquent payments on the Mortgage Loans and any related late fees or Default Interest to the extent not due to the Primary Servicer. Section 3.01(c)(30) of this Agreement sets forth certain reporting requirements with respect to such remittances. The Primary Servicer shall have no obligation to make P&I Advances.

(32)         Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.12 and 10.17. The Primary Servicer shall perform all obligations and be subject to all restrictions and requirements applicable to the Master Servicer or “Primary Servicer” in such Sections as they relate to its duties thereunder. In addition, if the Primary Servicer is a “Servicing Function Participant” or “Reporting Servicer” it shall perform all obligations and be subject to all restrictions and requirements applicable to a “Servicing Function Participant” or “Reporting Servicer” in such Sections. The Primary Servicer shall cooperate with requests by the Master Servicer, and if the Primary Servicer is a Servicing Function Participant or Reporting Servicer, the Trustee and the Depositor in connection with the satisfaction of the Trust’s reporting requirements under the Exchange Act as they relate to its duties hereunder and as required by Regulation AB. The Primary Servicer shall have a reasonable period of time to comply with any written request made under Section 10.01 or 10.02 of the Pooling and Servicing Agreement, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor to satisfy any related filing requirements.

The Primary Servicer shall cooperate fully with the Master Servicer and deliver to the Master Servicer any and all statements, reports, certifications, records and any other

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information in its possession or reasonably available to it and necessary in the reasonable good faith determination of the Master Servicer, the Certificate Administrator or the Depositor to permit the Depositor to comply with the provisions of Regulation AB and the Master Servicer to comply with its obligations under Article X of the Pooling and Servicing Agreement, together with such disclosures relating to the Primary Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor, the Certificate Administrator and/or the Master Servicer in good faith to be necessary in order to effect such compliance, as it relates to the Primary Servicer’s duties thereunder.

For purposes of Section 10.02 of the Pooling and Servicing Agreement, references to the Depositor and Certificate Administrator shall not mean the Master Servicer, and the Primary Servicer shall deliver such written notice and any additional information required directly to the Depositor with a copy to the Master Servicer.

With respect to any period that the Primary Servicer is a Servicing Function Participant or a servicer as contemplated by Item 1108(a)(2) of Regulation AB, the Primary Servicer shall perform all obligations under Sections 10.01 and 10.03 of the Pooling and Servicing Agreement applicable to a Servicing Function Participant or such a servicer (including, without limitation, any obligation or duty the Master Servicer is required under Sections 10.01 and 10.03 of the Pooling and Servicing Agreement to cause (or use commercially reasonable efforts to cause) a Servicing Function Participant or such a servicer to perform).

Any Additional Form 10-D Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is a Servicing Function Participant or an Additional Servicer, also to the Depositor and the Certificate Administrator) within the time provided in Section 10.04 of the Pooling and Servicing Agreement.

Any Additional Form 10-K Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is a Servicing Function Participant or an Additional Servicer, also to the Depositor and the Certificate Administrator) within the time provided in Section 10.05 of the Pooling and Servicing Agreement.

The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant, Reporting Servicer or Additional Servicer) shall provide a certification in the form of Exhibit Y-8 attached to the Pooling and Servicing Agreement (on which the Master Servicer and its officers, directors and Affiliates, and only if the Primary Servicer is a Servicing Function Participant, also the Certification Parties, can reasonably rely) to the Master Servicer at least five (5) Business Days before the Master Servicer must deliver its certification. If the Primary Servicer is a Servicing Function Participant, such certification shall also be provided to the Certifying Person by the time required by the Pooling and Servicing Agreement, and if the Primary Servicer is not a Servicing Function Participant, such certification shall be delivered only to the Master Servicer. In addition, the Primary Servicer (a) shall provide such information and assistance as may be reasonably required to cooperate with the Master Servicer in

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complying with Section 10.06 of the Pooling and Servicing Agreement and (b) shall cooperate with the Master Servicer’s reasonable requests in performing its due diligence for its certification under Section 10.06 of the Pooling and Servicing Agreement.

Any Form 8-K Disclosure Information and related Additional Disclosure Notification required to be delivered by the Primary Servicer (only if the Primary Servicer is an Additional Servicer) shall be delivered to the Master Servicer, the Depositor and the Certificate Administrator within the time provided in Section 10.07 of the Pooling and Servicing Agreement.

The Primary Servicer (without regard to whether the Primary Servicer is an Additional Servicer) shall deliver its Officer’s Certificate required by Section 10.08 of the Pooling and Servicing Agreement to the Master Servicer at least five (5) Business Days before the Master Servicer must deliver its Officer’s Certificate under Section 10.08 of the Pooling and Servicing Agreement. If the Primary Servicer is an Additional Servicer, the Primary Servicer shall also deliver such Officer’s Certificate to the Certificate Administrator, the Depositor, the Rule 17g-5 Information Provider and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative within the time provided in Section 10.08, and if the Primary Servicer is not an Additional Servicer, such Officer’s Certificate shall be delivered only to the Master Servicer. The Primary Servicer shall not be required to cause the delivery of any such statement until five (5) Business Days prior to March 1 in any given year so long as it has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant or Reporting Servicer) shall deliver the items required under Sections 10.09 and 10.10 of the Pooling and Servicing Agreement regarding itself (the “report on an assessment of compliance with Relevant Servicing Criteria” and “accountants’ report”) to the Master Servicer at least five (5) Business Days before the Master Servicer must deliver its Sections 10.09 and 10.10 items. If the Primary Servicer is a Servicing Function Participant, Reporting Servicer or Additional Servicer the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall also be delivered to the Certificate Administrator, the Trustee and the Depositor within the time provided in Sections 10.09 and 10.10 of the Pooling and Servicing Agreement. Only if the Primary Servicer is a Servicing Function Participant, and only with respect to the accountants’ report, the Primary Servicer shall also deliver such report to the 17g-5 Information Provider and, prior to the occurrence and continuation of a Consultation Termination Event, the Controlling Class Representative within the time provided in Section 10.10 of the Pooling and Servicing Agreement. If the Primary Servicer is not a Servicing Function Participant or Reporting Servicer, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall be delivered only to the Master Servicer. The Primary Servicer shall not be required to cause the delivery of any such report on assessment or accountant’s report until five (5) Business Days prior to March 1 in any given year so long as it has received written

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confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

With respect to the Primary Servicer obligations in Sections 10.08 and 10.10 of the Pooling and Servicing Agreement to send reports to the Controlling Class Representative, the Master Servicer shall, upon request from the Primary Servicer, confirm if the Master Servicer has received notice that a Consultation Termination Event occurred in the prior year. The Primary Servicer may rely on any such notice, without any independent investigation or inquiry.

Section 10.12 of the Pooling and Servicing Agreement shall be incorporated herein and apply to the Primary Servicer for so long as the Primary Servicer is a Servicing Function Participant or an Additional Servicer. In connection with comments provided to the Depositor from the Commission regarding information (x) delivered by the Primary Servicer, (y) regarding the Primary Servicer and (z) prepared by the Primary Servicer or any registered public accounting firm, attorney or other agent retained by such party to prepare such information, which information is contained in a report filed by the Depositor under the Reporting Requirements and which comments are received subsequent to the Depositor’s filing of such report, the Depositor is required pursuant to Section 10.12 of the Pooling and Servicing Agreement to promptly provide to the Primary Servicer any such comments which related to the Primary Servicer. Primary Servicer shall be responsible for timely preparing a written response to the Commission for inclusion in the Depositor’s or the Master Servicer’s, as applicable, response to the Commission, unless Primary Servicer elects, with the consent of the Master Servicer (which consent shall not be unreasonably denied, withheld or delayed), to directly communication with the Commission and negotiate a response and/or resolution with the Commission. If such election is made, the Primary Servicer shall be responsible for directly negotiating such response and/or resolution with the Commission in a timely manner; provided, that (i) Primary Servicer shall use reasonable efforts to keep the Depositor and the Master Servicer informed of its progress with the Commission and copy the Depositor and the Master Servicer on all correspondence with the Commission and provide the Depositor and the Master Servicer with the opportunity to participate (at the Depositor’s or Master Servicer’s, as applicable, expense) in any telephone conferences and meetings with the Commission and (ii) the Master Servicer shall cooperate with the Primary Servicer in order to authorize the Primary Servicer and its representatives to respond to and negotiate directly with the Commission with respect to any comments received from the Commission or its staff relating to Primary Servicer and to notify the Commission of such authorization. The Master Servicer and the Primary Servicer shall cooperate and coordinate with each other with respect to any requests made to the Commission for any extension of time for submitting a response or compliance. All reasonable out-of-pocket costs and expenses incurred by the Depositor and the Master Servicer (including reasonable legal fees and expenses of outside counsel to the Depositor and the Master Servicer) in connection with the foregoing and any amendments to any reports filed with the Commission therewith shall be promptly paid by the Primary Servicer upon receipt of an itemized invoice from the Depositor and/or the Master Servicer, as applicable.

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Following its receipt of notice from the Certificate Administrator that it has filed a form to suspend reporting obligations with respect to the Trust as contemplated by Section 10.19 of the Pooling and Servicing Agreement, the Master Servicer shall provide such notice to the Primary Servicer; provided, however, failure to so notify shall not be considered an Event of Default under this Agreement.

Subject to other provisions of this Agreement restricting the right of the Primary Servicer to retain subservicers or subcontractors, the provisions of Article X regarding retaining a “Primary Servicer,” “Subcontractor,” “Additional Servicer” or “Servicing Function Participant” shall be applicable to any Primary Servicer, subcontractor or agent hired by the Primary Servicer to perform any of its obligations hereunder and the Primary Servicer shall comply with such provisions.

If at any time the Primary Servicer is a Servicing Function Participant, the Primary Servicer shall indemnify and hold harmless the Master Servicer, each Certification Party, the Depositor, each Other Depositor, any employee, director or officer of the Depositor or any Other Depositor, and each other person, if any, who controls the Depositor or any Other Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses (including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation) incurred by such indemnified party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to this Agreement, (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations, (iii) any failure by a Servicer (as defined in Section 10.02(b) of the Pooling and Servicing Agreement) to identify a Servicing Function Participant pursuant to Section 10.02 of the Pooling and Servicing Agreement, or (iv) any Deficient Exchange Act Deliverable with respect to such Servicing Function Participant.

If the indemnification provided for in this Section 3.01(c)(32) is unavailable or insufficient to hold harmless any Certification Party, the Master Servicer, the Depositor, any Other Depositor, any employee, director or officer of the Depositor, any Other Depositor or the Master Servicer, then the Primary Servicer shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Primary Servicer on the other in connection with a breach of the Primary Servicer’s obligations pursuant to this Section 3.01(c)(32).

It is hereby acknowledged that, as of the Closing Date, the Primary Servicer is not a Servicing Function Participant or an Additional Servicer. The Master Servicer shall notify the Primary Servicer if the Primary Servicer becomes a Servicing Function Participant. For purposes of its obligations under this Agreement, the Primary Servicer shall not be considered a Servicing Function Participant until such time as the Primary Servicer has been notified that it is a Servicing Function Participant.

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(33)         Section 11.01(b). The Sub-Servicer shall provide all reasonable cooperation (with respect to information regarding the Mortgage Loans in the Sub-Servicer’s possession) to enable the Master Servicer to provide the information required pursuant to Section 11.01(b) of the Pooling and Servicing Agreement.

Section 3.02     Merger or Consolidation of the Primary Servicer.

The Primary Servicer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its formation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Primary Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Primary Servicer shall be a party, or any Person succeeding to the business or substantially all of the servicing business of the Primary Servicer, shall be the successor of the Primary Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) must be a company whose business includes the servicing of mortgage loans and shall be authorized to transact business in each state in which the Mortgaged Properties it is to service are situated, (ii) must be acceptable to the Master Servicer (which acceptance shall not be unreasonably withheld, conditioned or delayed), and (iii) shall assume in writing the obligations of the Primary Servicer under this Agreement.

Section 3.03     Limitation on Liability of the Primary Servicer and Others.

Neither the Primary Servicer nor any of the Affiliates, directors, members, managers, officers, employees or agents of the Primary Servicer shall be under any liability to the Master Servicer for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Primary Servicer or any of its Affiliates, directors, members, managers, officers, employees or agents against liability to the Master Servicer for any breach of any representation or warranty made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of obligations or duties hereunder or by reason of negligent disregard of obligations or duties hereunder. The Primary Servicer and any Affiliate, director, member, officer, employee or agent of the Primary Servicer may rely on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Primary Servicer shall not be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable hereunder; provided, however, that the Primary Servicer may, with the consent of the Master Servicer, undertake any such action which it may deem

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necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and all costs of such action and any loss, liability, penalty, fine, forfeiture, claim or judgment resulting therefrom, to the extent the Master Servicer may recover such amounts from the Trust Fund pursuant to the Pooling and Servicing Agreement, shall be expenses, costs and liabilities for which the Master Servicer will be liable and the Primary Servicer shall be entitled to be reimbursed therefor from the Master Servicer upon written demand.

Section 3.04     Primary Servicer Resignation.

The Primary Servicer may resign from the obligations and duties hereby imposed on it upon sixty (60) days prior written notice to the Master Servicer, or by mutual consent of the Primary Servicer and the Master Servicer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Primary Servicer. Any such determination permitting the resignation of the Primary Servicer because its duties are no longer permissible under applicable law shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer.

Section 3.05     No Transfer or Assignment of Servicing.

With respect to the responsibility of the Primary Servicer to service the Mortgage Loans hereunder, the Primary Servicer acknowledges that the Master Servicer has acted in reliance upon the Primary Servicer’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 3.05, the Primary Servicer shall neither assign or transfer this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof, nor sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Master Servicer and the prior written consent of the Depositor, which consent will not be unreasonably conditioned, withheld or delayed. Notwithstanding the foregoing, prior to any assignment or transfer by the Primary Servicer of this Agreement, the servicing hereunder or the delegation of any of the Primary Servicer’s rights or duties hereunder or the delegation of any of the Primary Servicer’s rights or duties hereunder (the “Primary Servicing Rights”), the Primary Servicer shall allow the Master Servicer an opportunity (but not an obligation) to bid on the purchase or assumption of such Primary Servicing Rights. The Primary Servicer may also solicit bids from any other parties independent of the Master Servicer. If after receipt by the Primary Servicer of all bids, the Master Servicer is not the highest bidder, the Master Servicer shall be given the opportunity (but not the obligation) to submit a second bid, which bid shall be the final bid received by the Primary Servicer and shall be given equal consideration by the Primary Servicer with all other bids. The Primary Servicer shall notify the Master Servicer upon the completion of any assignment (except to the Master Servicer as contemplated above) and provide any information, applicable to the Primary Servicer, as required per Section 10.02 of the Pooling and Servicing Agreement.

Section 3.06     Indemnification.

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The Master Servicer and the Primary Servicer each agrees to and hereby does indemnify and hold harmless the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer (including any of their Affiliates, directors, members, managers, officers, employees or agents) from and against any and all liability, claim, loss, out-of-pocket cost (including reasonable attorneys’ fees), penalty, expense or damage of the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer (including any of their Affiliates, directors, officers, employees or agents) resulting from (i) any breach by the indemnitor of a representation or warranty made by it herein, (ii) any willful misconduct, bad faith, fraud or negligence by the indemnitor in the performance of its obligations or duties hereunder or by reason of negligent disregard of such obligations and duties or (iii) any breach by the indemnitor of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to Sections 10.08, 10.09 or 10.10 of the Pooling and Servicing Agreement; provided; that such indemnity shall not cover indirect or consequential damages. Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice. This Section 3.06 shall survive the termination of this Agreement and the termination or resignation of the Master Servicer or the Primary Servicer. Notwithstanding the foregoing, the Primary Servicer shall not have any direct rights of indemnification that may be satisfied out of assets of the Trust Fund.

ARTICLE IV

DEFAULT

Section 4.01     Events of Default.

In case one or more of the following events (each an “Event of Default”) by the Primary Servicer shall occur and be continuing, that is to say:

(i)       any failure by the Primary Servicer to deposit into the Primary Servicer Collection Account or any Escrow Account, or to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account, on a timely basis, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one (1) Business Day following the date on which such deposit or remittance is required to be made; or

(ii)      any failure on the part of the Primary Servicer to (a) timely provide to the Master Servicer the certification called for on Exhibit E attached hereto as required by Section 3.01(c)(30) of this Agreement which failure continues unremedied for five (5) Business Day after the Primary Servicer’s receipt of notice from the Master Servicer of such failure, or (b) timely provide to the Master Servicer the Collection Report which failure continues unremedied for one (1) Business Day after the Primary Servicer’s receipt of notice from the Master Servicer of such failure; or

(iii)     the Primary Servicer shall fail three (3) times within any two (2) year period to timely provide to the Master Servicer any report required by this Agreement to be provided to the Master Servicer; or

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(iv)     if the Primary Servicer is a Servicing Function Participant or an Additional Servicer, any failure by the Primary Servicer to deliver by the due date any Exchange Act reporting items required to be delivered to the Master Servicer, the Certificate Administrator or the Depositor under Article X of the Pooling and Servicing Agreement or under this Agreement (following the expiration of any applicable grace period) or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to; or

(v)      if the Primary Servicer is a Servicing Function Participant or an Additional Servicer, any failure by the Primary Servicer to perform in any material respect any of the covenants or obligations of the Primary Servicer contained in this Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required for any party to the Pooling and Servicing Agreement to perform its obligations under Article X of the Pooling and Servicing Agreement (following the expiration of any applicable grace period) or under the Exchange Act reporting items required under any other pooling and servicing agreement that the Depositor is a party to; or

(vi)     any failure on the part of the Primary Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Primary Servicer contained in this Agreement which continues unremedied for a period of twenty-five (25) days (ten (10) days in the case of payment of insurance premiums or in any event such shorter period of time (not less than two (2) Business Days) as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or a lapse in any required insurance coverage if the Primary Servicer had prior notice of the related borrower’s failure to pay such taxes, assessments or insurance premium) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; provided, however, if such failure is capable of being cured and the Primary Servicer is diligently pursuing such cure, such 25-day period will be extended an additional sixty (60) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting; or

(vii)    any breach on the part of the Primary Servicer of any representation or warranty contained in Section 2.05 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(2) which materially and adversely affects the interests of the Master Servicer or any Class of Certificateholders and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; provided, however, if such breach is capable of being cured and the Primary Servicer is diligently pursuing such cure, such thirty (30) day period will be extended an additional sixty (60) days; or

(viii)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

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(ix)     the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Primary Servicer or of or relating to all or substantially all of its property; or

(x)      the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

(xi)     the Primary Servicer shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations hereunder except as permitted by this Agreement; or

(xii)    either Moody’s or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with the Primary Servicer as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency, within 60 days of such event); or

(xiii)   the Primary Servicer ceases to have a Primary Servicer rating of at least “CPS3” from Fitch and that rating is not reinstated within 60 days.

If any Event of Default shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer or, with respect to any Event of Default under clause (iv) above, the Depositor, may terminate, by notice in writing to the Primary Servicer, all of the rights and obligations of the Primary Servicer as Primary Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. From and after the receipt by the Primary Servicer of such written notice, all authority and power of the Primary Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Primary Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Primary Servicer agrees that if it is terminated pursuant to this Section, it shall promptly (and in any event no later than five (5) Business Days subsequent to its receipt of the notice of termination) provide the Master Servicer with all documents and records (including, without limitation, those in electronic form) requested by it to enable it to assume the Primary Servicer’s functions hereunder, and shall cooperate with the Master Servicer in effecting the termination of the Primary Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Primary Servicer’s obligations hereunder, including, without limitation, the transfer within one (1) Business Day to the Master Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Primary Servicer to the Primary Servicer Collection Account, any Collection Account, any Escrow

22

Account or any REO Account, or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Primary Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.03 of this Agreement notwithstanding any such termination).

In addition to any other rights the Master Servicer may have hereunder, if the Primary Servicer fails to remit to the Master Servicer any amounts when required to be remitted hereunder, the Primary Servicer shall pay to the Master Servicer interest on the amount of such late remittance at the Prime Rate, applied on a per diem basis for each day such remittance is late (i.e., said per annum rate divided by 365 multiplied by the number of days late); but in no event shall such interest be greater than the maximum amount permitted by law.

Section 4.02     Waiver of Defaults.

The Master Servicer may waive any default by the Primary Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 4.03     Other Remedies of Master Servicer.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Master Servicer, in addition to the rights specified in Section 4.01 of this Agreement, shall have the right, in its own name, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

ARTICLE V

TERMINATION

Section 5.01     Termination.

(a)      Except as otherwise specifically set forth herein, the rights, obligations and responsibilities of the Primary Servicer shall terminate (without payment of any penalty or termination fee): (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the disposition of all REO Property and the remittance of all funds due hereunder; (ii) by mutual consent of the Primary Servicer and the Master Servicer in writing; (iii) pursuant to Section 5.02 of this Agreement; (iv) at the option of any purchaser of any Mortgage Loan pursuant to the Pooling and Servicing Agreement, upon

23

such purchase and only with respect to such purchased Mortgage Loan; or (v) upon termination of the Pooling and Servicing Agreement, each subject to the Primary Servicer’s rights to accrued and due amounts to the Primary Servicer prior to the date of termination.

(b)      The obligations and responsibilities of the Primary Servicer shall also terminate in accordance with the terms and conditions of Section 3.01(c)(4) of this Agreement.

Section 5.02     Termination With Cause.

The Master Servicer may, at its sole option, terminate any rights the Primary Servicer may have hereunder with respect to the Mortgage Loans as provided in Section 4.01 of this Agreement upon the occurrence of an Event of Default.

Any notice of termination shall be in writing and delivered to the Primary Servicer as provided in Section 6.05 of this Agreement.

Additionally, the Depositor may terminate any rights the Primary Servicer may have hereunder with respect to the Mortgage Loans at any time following any failure of the Primary Servicer to deliver any Exchange Act reporting items that the Primary Servicer is required to deliver under Regulation AB as otherwise contemplated by Article X of the Pooling and Servicing Agreement.

Section 5.03     Reserved

Section 5.04     Termination of Duties with Respect to Specially Serviced Loans.

At such time as any Mortgage Loan becomes a Specially Serviced Loan, the obligations and duties of the Primary Servicer set forth herein with respect to such Specially Serviced Loan that are required to be performed by the Special Servicer under the Pooling and Servicing Agreement shall cease. The Primary Servicer shall continue to perform all of its duties hereunder with respect to the Specially Serviced Loans that are not required to be performed by the Special Servicer pursuant to the Pooling and Servicing Agreement. If a Specially Serviced Loan becomes a Corrected Loan, the Primary Servicer shall commence servicing such Corrected Loan pursuant to the terms of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.01     Successor to the Primary Servicer.

Prior to termination of the Primary Servicer’s responsibilities and duties under this Agreement pursuant to Sections 3.04, 4.01, 5.01 or 5.02 of this Agreement, the Master Servicer shall (i) succeed to and assume all of the Primary Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which satisfies the criteria for a successor Primary Servicer in Section 3.02 of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Primary Servicer under

24

this Agreement accruing following the termination of the Primary Servicer’s responsibilities, duties and liabilities under this Agreement.

Section 6.02     Financial Statements.

The Primary Servicer shall, upon the written request of the Master Servicer, make available its financial statements and other records relevant to the performance of the Primary Servicer’s obligations hereunder.

Section 6.03     Closing.

The commencement of the Primary Servicer’s obligation to perform the servicing responsibilities under this Agreement with respect to the Mortgage Loans shall take place on the Closing Date. The closing shall be by electronic mail.

The closing shall be subject to the execution and delivery of the Pooling and Servicing Agreement by the parties thereto.

Section 6.04     Closing Documents.

The Closing Documents shall consist of all of the following documents:

(a)          to be provided by the Primary Servicer:

(i)            this Agreement executed by the Primary Servicer;

(ii)           Certificate of Secretary of the Primary Servicer, dated the Closing Date and in the form of Exhibit B hereto or such other form approved by the Master Servicer, including all attachments thereto; and

(iii)          the account certifications in the form of Exhibit F hereto required by Sections 3.01(c)(7) and (8) of this Agreement, fully completed; and

(b)          to be provided by the Master Servicer:

(i)            this Agreement executed by the Master Servicer;

(ii)           the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A hereto; and

(iii)          the Pooling and Servicing Agreement substantially in the form of Exhibit C hereto.

Section 6.05     Notices.

All demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the following addresses:

(i)	if to the Master Servicer:

25

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

MAC D1086

550 South Tryon Street, 14th Floor

Charlotte, North Carolina 28202

Reference: CGCMT 2016-GC37 Asset Manager

with a copy to:

Wells Fargo Bank, National Association

Legal Department

301 S. College St., TW-30

D1053-300

Charlotte, North Carolina 28202-6000

Reference: Commercial Mortgage Servicing Legal Support

with a copy to:

K&L Gates LLP
Hearst Tower, 47th Floor

214 North Tryon Street
Charlotte, North Carolina 28202
Attention: Stacy G. Ackermann

(ii)	if to the Primary Servicer:

Berkadia Commercial Mortgage LLC

323 Norristown Road, Suite 300

Ambler, PA 19002

Attention: Executive Vice President – Servicing Operations

with copy to:

Berkadia Commercial Mortgage LLC

323 Norristown Road, Suite 300

Ambler, PA 19002

Attention: General Counsel

or such other address as may hereafter be furnished to the other party by like notice.

Section 6.06     Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable

26

law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 6.07     Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 6.08     Governing Law.

This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

Section 6.09     Protection of Confidential Information.

The Primary Servicer shall keep confidential and shall not divulge to any party other than the Master Servicer, the Depositor, the Special Servicer or the Trustee, without the Master Servicer’s prior written consent (which consent shall not be unreasonably withheld or delayed), any information pertaining to the Mortgage Loans, the Mortgaged Properties or any Mortgagor thereunder, (a) except to the extent that it is appropriate for the Primary Servicer to do so in (i) working with legal counsel, auditors, taxing authorities or other governmental agencies, (ii) in accordance with the Servicing Standard, or (iii) when required by any law, regulation, ordinance, court order or subpoena, or (b) the Primary Servicer is disseminating general statistical information relating to the mortgage loans being serviced by the Primary Servicer (including the Mortgage Loans) so long as Primary Servicer does not identify the owner of any Mortgage Loan, any Mortgaged Property, or any Mortgagor or violate confidentiality obligations owed to any Mortgagor under the Loan Documents or otherwise.

Section 6.10     Intention of the Parties.

It is the intention of the parties that the Master Servicer is conveying, and the Primary Servicer is receiving, only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute beneficial owner of the Mortgage Loans and all rights related thereto.

Section 6.11     Third Party Beneficiary.

The Trustee, for the benefit of the Certificateholders and the Trust (as holder of the Lower-Tier Regular Interests) shall each be a third party beneficiary under this Agreement; provided that (except to the extent the Trustee or its designee assumes the obligations of the

27

Master Servicer hereunder or except as provided in the Pooling and Servicing Agreement) none of the Trust, the Trustee, the Operating Advisor, the Certificate Administrator, any successor Master Servicer, the Special Servicer or any Certificateholder shall have any duties under this Agreement or any liabilities arising herefrom. The Depositor shall be a third party beneficiary under this Agreement solely with respect to Section 10.17 of the Pooling and Servicing Agreement.

Section 6.12     Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Primary Servicer and the Master Servicer and the respective successors and assigns of the Primary Servicer and the Master Servicer. This Agreement shall not be assigned, pledged or hypothecated by the Primary Servicer to a third party except as otherwise specifically provided for herein. If the Master Servicer shall for any reason no longer act in such capacity under the Pooling and Servicing Agreement (including, without limitation, by reason of a Servicer Termination Event), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer under this Agreement, or, alternatively, may act in accordance with Section 7.02 of the Pooling and Servicing Agreement under the circumstances described therein (subject to Section 3.01(c) and (d) of the Pooling and Servicing Agreement).

Section 6.13     Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 6.14     Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 6.15     General Interpretive Principles.

The article and section headings are for convenience of a reference only, and shall not limit or otherwise affect the meaning hereof.

Section 6.16     Complete Agreement.

This Agreement embodies the complete agreement between the parties regarding the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 6.18 of this Agreement. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 6.17     Further Agreement.

28

The Primary Servicer and the Master Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 6.18     Amendments.

This Agreement may only be amended with the consent of the Primary Servicer and the Master Servicer and, to the extent required by Section 3.01(c)(vii) of the Pooling and Servicing Agreement, the prior written consent of the Depositor, which consent shall not be unreasonably withheld, conditioned or delayed. No amendment to the Pooling and Servicing Agreement that purports to change the rights or obligations of the Primary Servicer hereunder shall be effective against the Primary Servicer without the express written consent of the Primary Servicer.

Section 6.19     Non-Solicitation.

Without the prior written consent of the Primary Servicer, the Master Servicing Group (as defined below) shall not disclose to any Person employed by the Master Servicer or an Affiliate thereof that is part of a business unit that originates or refinances mortgage loans any information that the Master Servicing Group has received or obtained or generated or is otherwise in its possession as a result of its acting as Master Servicer under the Pooling and Servicing Agreement. In addition, without the prior written consent of the Primary Servicer, the Master Servicing Group shall not take any direct action, nor will it direct a third party to take any action, to refinance or solicit the refinancing of any Mortgage Loan. For purposes of this Section 6.19, the “Master Servicing Group” shall mean the business unit of the Master Servicer (which, with respect to Wells Fargo Bank, National Association, is called Commercial Mortgage Servicing) that is in the business of master servicing and/or primary servicing commercial mortgage loans that are in securitizations. Notwithstanding the foregoing, the following shall not constitute violations of this Section 6.19: (i) dissemination of information or reports as contemplated by the Pooling and Servicing Agreement, (ii) promotions undertaken by the Master Servicer or any Affiliate of the Master Servicer which are directed to commercial mortgage loan borrowers, originators and mortgage brokers generally, which promotions, in each case, are based upon information that has been acquired from a source other than the Master Servicing Group, including, without limitation, commercially acquired mailing lists or information generally available in the public domain, (iii) actions taken in connection with serving the refinancing needs of a Mortgagor who, without such solicitation by the Master Servicer as described in the second preceding sentence, contacts the Master Servicer in connection with the refinance of the related Mortgage Loan, or (iv) actions taken or communications made by the Master Servicing Group in connection with the sale or refinance of a Specially Serviced Loan.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

29

IN WITNESS WHEREOF, the Primary Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph Newell III
Name: Joseph Newell III
Title: Director

Berkadia Primary Servicing Agreement

BERKADIA COMMERCIAL MORTGAGE LLC

By:	/s/ Mark E. McCool
Name: Mark E. McCool
Title: Executive Vice President

Berkadia Primary Servicing Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Berkadia Loan Number	Property Name	Mortgage Loan Seller	Cut-Off Date Balance	Primary Servicing Fee %

011185078	McCallum Courts and McCallum Glen	Citigroup	$19,143,750	0.0300%

011185960	Troy Place Apartments	Citigroup	$11,550,000	0.0500%

011185202	Franklin Center	Citigroup	$8,990,924	0.0500%

A-1

EXHIBIT B

PRIMARY SERVICER’S OFFICER’S CERTIFICATE

BERKADIA COMMERCIAL MORTGAGE LLC

CERTIFICATE OF SECRETARY

I, the undersigned Secretary or Assistant Secretary of BERKADIA COMMERCIAL MORTGAGE LLC (the “Company”), hereby certify as follows:

1.	I am a duly elected, qualified and acting Secretary or Assistant Secretary of the Company as noted below my signature.

2.	The Company, by virtue of the resolutions described in paragraph 3 below, has taken all action necessary to authorize (a) the execution, delivery and performance of the Primary Servicing Agreement dated as of April 1, 2016, with Wells Fargo Bank, National Association (the “Agreement”), and (b) the person(s) listed below to execute and deliver the Agreement.

3.	Attached hereto as Exhibit I is a true and correct copy of certain resolutions of the Company which have been duly adopted by the Company and which remain in full force and effect as of the date hereof and which have not been amended, rescinded or impaired in any way.

4.	Each person listed below currently holds Executive Officer Authority and the officer title set forth opposite his or her name.

Name	Authority/Title

IN WITNESS WHEREOF, I have executed this Certificate as of this __ day of _________, 2016.

Print Name:
Print Title:	Secretary or Assistant Secretary

B-1

Exhibit I

RESOLVED FURTHER, that each person now or hereafter holding the office of Executive Vice President, President or Chief Executive Officer of the Company, be and hereby is authorized and empowered, acting alone, to execute in the name of, and on behalf of the Company in the ordinary course of business and upon such terms and conditions as the executing officer deems necessary or proper: (a) any and all agreements, documents, instruments or certifications not otherwise specifically authorized by separate resolution of the Board of Managers, which may be found necessary, proper or expedient to be executed in conducting the current business of the Company, including those in which a security interest in personal property is granted and guaranty the obligations of wholly-owned subsidiaries of the Company; (b) deeds and conveyances of any real or personal property, including REO property; (c) leases and licenses (including those in which a security interest in personal property is granted); (d) applications, engagement letters, term sheets and rate lock arrangements with potential borrowers, as well as the Company’s commitment to fund a loan to potential borrowers that has been approved in accordance with the Company’s Credit Approval Policies then in effect, together with any extensions, modifications or terminations thereof in the ordinary course of business, and (e) loan acquisition agreements and loan sale agreements, including participation agreements, participation certificates, broker agreements and servicing agreements;

PROVIDED, HOWEVER, that for (i) obligations authorized by the President or Chief Executive Officer, the value shall not exceed, individually or, if executed as related agreements, in the aggregate, more than One Million Dollars ($1,000,000.00) unless otherwise permitted under the Company’s Credit Approval Policies and (ii) for obligations authorized by an Executive Vice President, the value shall not exceed individually or, if executed as related agreements, in the aggregate, Five Hundred Thousand Dollars ($500,000.00) unless otherwise permitted under the Company’s Credit Approval Policies; and

PROVIDED FURTHER, that NO AUTHORITY IS CONVEYED TO EXECUTE ANY OF THE FOLLOWING: (i) the borrowing of funds on behalf of the Company, whether secured or unsecured, (ii) the execution or provision of any guaranty by or on behalf of the Company, (iii) the trading of securities, (iv) the purchase of stock or other equity interest in any entity, and (iv) the purchase of servicing rights UNLESS such officer is expressly authorized by resolution of the Board of Managers to take such action on behalf of the Company;

* * *

RESOLVED FURTHER, that the Secretary and any Assistant Secretary of the Company be, and each hereby is, authorized and empowered to certify in writing the existence of these Resolutions, and of the names and specimen signatures of the Executive Officers, Corporate Banking Officers, Servicing Banking Officers and Authorized Representatives authorized pursuant to these Resolutions to act on behalf of the Company, and that each recipient of such certificate given by the Secretary or any Assistant Secretary of the Company may rely upon the effectiveness of these Resolutions and the authority of the persons named herein until such holder receives written notice from the Company of any rescission or modification thereof.

B-2

EXHIBIT C

POOLING AND SERVICING AGREEMENT

Previously delivered.

EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

QUARTERLY SERVICING CERTIFICATION

Primary Servicer:

RE:	Series CGCMT 2016-GC37

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and the above referenced Servicer, we certify with respect to the Mortgage Loans serviced by us for Wells Fargo Bank, National Association that as of the quarter ending ______________________ except as otherwise noted below:

•	All taxes, assessments and other governmental charges levied against the mortgaged premises, ground rents payable with respect to the mortgaged premises, if any, which would be delinquent if not paid, have been paid.

•	All required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the loan documents.

•	On all required insurance policies, the loss payee is in the name of the Trust.

•	All UCC financing statements have been renewed prior to expiration.

•	All reserves are maintained and disbursed in accordance with the loan documents and no expired reserves exist.

•	To the best of our knowledge, all letters of credit are transferred to the Trust as beneficiary and are properly renewed.

•	Lockboxes are being serviced in accordance with loan documents.

•	To the best of our knowledge, all required loan documents, third party reports and underwriting files are complete and all applicable loan documents have been properly assigned to the Trust.

EXCEPTIONS:

Servicing Officer	Date

E-1

EXHIBIT F

FORM OF ACCOUNT CERTIFICATION

Securitization:

Sub Servicer:

New Account	Change of Account Information

Indicate purpose of account (check all that apply):

Principal & Interest	Deposit Clearing
Taxes & Insurance	Disbursement Clearing
Reserves (non-interest bearing)	Suspense
Reserves (interest bearing)

Account Number:

Account Name:

Depository Institution (and Branch):

Name:

Street:

City, State, Zip:

Rating Agency:	Rating:

Please note that the name of the account must follow the guideline specifications detailed in the applicable agreement.

Prepared by:

Signature:

Title:

Date:

Telephone:	Fax:

F-1

EXHIBIT G

Collection Report

Series CGCMT 2016-GC37

Month of ____________

1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33	34	35	36	37	38	39

Sub Serv ID	Master Servicer Loan#	Sub-Servicer Loan#	Prosp ID	Sched Due Date	Begin Balance Prior to Pmt	Ending Balance After Pmt	Paid Thru Date	Current Note Rate	Sub- Servicer Fee Rate	Sched Prin Pmt	Sched Int Pmt	Sched P&I Amount	Sched Sub- Serv Fee	Sched Addl Sub- Sub Fee	Neg Am/ Deferred Int Amount	Unsched Principal Rec’d	Other Principal Adjust	Other Interest Adjust	Liq/ Prepmt Date	Prepmt Penalty / YM Rec’d	Prepmt Int Exc/Short	Liq/ Prepmt Code	T&I Advances O/S	Pmt Eff Date Recd	Actual Principal Rec’d	Actual (Gross) Interest Rec’d	Actual Sub- Servicer Fee Paid	Addl Sub-Sub Fee Paid	Actual (Net) Interest Rec’d	Late Charges Rec’d	Default Interest Rec’d	Assum Fees Rec’d	Addl Fees Rec’d	Remittance Amount	Actual Loan Balance	Total Reserve Balance	Pmt Loan Status	Comments

										0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00		0.00	0.00		0.00		0.00	0.00	0.00			0.00	0.00	0.00	0.00	0.00

																															NET REMIT TO MS			-

Loan Status	A - payment not received but still in grace period
B - late payment but less than 1 month delinquent
O - Current
1 - One month delinquent
2 - Two months delinquent
3 - Three months delinquent
4 - Assumed Schedule Payment
5 - Prepaid in Full
6 - Specially Serviced
7 - In foreclosure
9 - REO
10 - DPO
11 - Modification

Prepared By
Approved By

G-1

EXHIBIT H

FORM OF CERTIFICATE OF INSURANCE

Primary Servicer:

RE:	Series CGCMT 2016-GC37

Pursuant to the Primary Servicing Agreement(s) between Wells Fargo Bank, National Association and the above-named Primary Servicer, we certify with respect to the Mortgage Loans serviced by us for Wells Fargo Bank, National Association that all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s). Any exceptions are attached hereto.

Servicing Officer	Date

H-1

EXHIBIT I

Lease Amendment Review
Sender:	Date:
Loan-Property #:	Property Name:
Investor # - Name:	Tenant:

Date Request was received:	Response required by:
Please complete all sections as appropriate:
Section of Mortgage/Loan Agreement indicating that consent is required: (Enter Language)
Section of PSA/SSA Agreement indicating that consent is required: (Enter Language)
Section of Intercreditor or Participation Agreement indicating that consent is required: (Enter Language)
Is this review being completed along with a TI/LC disbursement request?
If YES, what is the amount of the request? How much TI vs. LC?
What are the Landlord TI Expenses, If Any?
How did the previous tenant vacate?
Have you ensured that the space is vacant and no termination is required prior to the lease review?
If NO, has the lease termination been approved by Berkadia/authorized party?
Was lease amendment executed prior to submission?
Summary:
Reason for Amendment:
Berkadia Borrower Name:
Watchlist:
Reason:
Related Triggers:
Principal Balance:
Processor Code:
Property Address:

I-1

Property Use Compliant/Type:
Tenant Information:
Tenant Improvements:
Funded By: Property Cashflow, Reserves or Tenant?
What is the current balance in TI Reserve?	Reserve Type	Reserve Balance as of

What is the most recent annualized net cash flow after debt service?
Occupancy Prior to Lease Amendment:
Occupancy After Lease Amendment:
Original Lease Date
Lease Amendment Date:
Lease Amendment Commencement Date:
Are there any concessions or abatements? If so, explain:
Lease Amendment Expiration Date:
Renewal Options:
Square Footage on Property:
Square Footage on Lease:
% of Total Property:
Rent per Square Foot prior to Amendment:
Rent per Square Foot after Amendment:
Rent:

Effective Term	Rent/ Sq.Ft	Monthly Rent	Annual Rent

SNDA-Required under Lease or Attached:
OFAC Checked and Attached:
Cost Ratio Analysis:
Additional Proposed Material Amendments:
The Lease is acceptable ** SUBJECT TO
Prepared by:

I-2

Approved by:
Approved by:
Approved by:

I-3

EXHIBIT J

MONTHLY SERVICING ACCOUNTS CERTIFICATION

Servicer:

RE:	Series CGCMT 2016-GC37

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and the above named Servicer, I certify with respect to each transaction serviced by us, as noted above, for Wells Fargo Bank, National Association that as of the last day of the calendar month immediately preceding the month in which this certificate is dated, all Collection Accounts and Servicing Accounts have been properly reconciled and the reconciliations have been reviewed and approved by Servicer’s management, except as otherwise noted below:

EXCEPTIONS:

Servicing Officer	Date

J-1

EXHIBIT K

FORM NOTE REGISTER

HOLDER	DATE ACQUIRED	ADDRESS/WIRE INSTRUCTIONS	PRINCIPAL AMOUNT	STATED INTEREST

K-1